                                                      Exhibit 5(b)
October 29, 1993


SteinRoe Income Trust
300 West Adams Street
Chicago, Illinois  60606

Re: SteinRoe Income Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of SteinRoe Income Trust designated SteinRoe Income Fund (the
"Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to reimburse the Fund to the extent, but only to the extent, that annualized expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs, but including fees paid to SR&F) exceed
0.82% of average net assets of the Fund through October 31, 1998. The amount of the expense reimbursement (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  Timothy K. Armour
     President, Mutual Funds Division

Attest:

By:  Jilaine Hummel Bauer
     Assistant Secretary

Stein Roe & Farnham Incorporated
300 West Adams Street
Chicago, IL
60606-5109
312.368.7800
Liberty Securities Corporation, Distributor

                      STEIN ROE & FARNHAM
                         MUTUAL FUNDS


November 1, 1996

Stein Roe Income Trust
One South Wacker Drive
Chicago, Illinois  60606

Re:   Stein Roe Government Income Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of designated Stein Roe Government Income Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed 1% of average net assets of the Fund.
Unless extended in writing by SR&F, this undertaking shall terminate on October 31, 1997, subject to the right of SR&F on 30 days' written notice to terminate this undertaking.
The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  ______________________
     Kenneth J. Kozanda
     Chief Financial Officer

Attest:

By:  ______________________
     Jilaine Hummel Bauer
     Secretary

Stein Roe & Farnham Incorporated, One South Wacker Drive,
Chicago, IL 60606-4685.  312.368.7700
Liberty Securities Corperation, Distributor

                      STEIN ROE & FARNHAM
                         MUTUAL FUNDS

November 1, 1996

Stein Roe Income Trust
One South Wacker Drive
Chicago, Illinois  60606

Re:   Stein Roe Government Reserves Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of designated Stein Roe Government Reserves Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed .7 of 1% of average net assets of the Fund. Unless extended in writing by SR&F, this undertaking shall terminate on October 31, 1997, subject to the right of SR&F on 30 days' written notice to terminate this undertaking.
The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  ______________________
     Kenneth J. Kozanda
     Chief Financial Officer

Attest:

By:  ______________________
     Jilaine Hummel Bauer
     Secretary

Stein Roe & Farnham Incorporated, One South Wacker Drive,
Chicago, IL 60606-4685.  312.368.7700
Liberty Securities Corperation, Distributor

                      STEIN ROE & FARNHAM
                         MUTUAL FUNDS

November 1, 1996

Stein Roe Income Trust
One South Wacker Drive
Chicago, Illinois  60606

Re:   Stein Roe High Yield Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of designated Stein Roe High Yield Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed 1% of average net assets of the Fund. Unless extended in writing by SR&F, this undertaking shall terminate on October 31, 1997, subject to the right of SR&F on 30 days' written notice to terminate this undertaking. The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  ______________________
     Kenneth J. Kozanda
     Chief Financial Officer

Attest:

By:  ______________________
     Jilaine Hummel Bauer
     Secretary

Stein Roe & Farnham Incorporated, One South Wacker Drive,
Chicago, IL 60606-4685.  312.368.7700
Liberty Securities Corperation, Distributor